                                                                    Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                      Altitude Acquisition Holdco LLC

Address of Joint Filer:                   c/o Altitude Acquisition Corp.
                                          400 Perimeter Center Terrace, Suite
                                          151
                                          Atlanta, Georgia 30346

Relationship of Joint Filer to Issuer:    10% Owner , Director (Director by
                                          Deputization). Mr. Teplis serves as
                                          a Director of the Issuer. Altitude
                                          Acquisition Holdco LLC may be
                                          deemed a director by deputization
                                          as a result of such service of Mr.
                                          Teplis.

Issuer Name and Ticker
or Trading Symbol:                        Altitude Acquisition Corp. [ALTU]

Date of Event Requiring Statement:
(Month/Day/Year):                         12/8/2020

Name of Joint Filer:                      Gary Teplis

Address of Joint Filer:                   c/o Altitude Acquisition Corp.
                                          400 Perimeter Center Terrace, Suite
                                          151
                                          Atlanta, Georgia 30346

Relationship of Joint Filer to Issuer:    10% Owner, Officer (Chief Executive
                                          Officer and President) and Director
Issuer Name and Ticker
or Trading Symbol:                        Altitude Acquisition Corp. [ALTU]

Date of Event Requiring Statement:
(Month/Day/Year):                         12/8/2020